Exhibit 12.1

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

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                           LaSalle Hotel Properties
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  Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                                Stock Dividends
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                             (Dollars in Thousands)(Unaudited)
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                                            For the year ended December 31,
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
                                           2002          2001         2000          1999         1998
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                                            (C)          (B)           (B)           (B)          (A)
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Net income (loss) applicable            $ (3,939)      $ 3,835       $ 5,351      $ 13,989      $12,233
to common shareholders
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     Minority Interest                        104          103           488         2,706       2,567
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     Writedown of properties held               -        1,872        12,296         2,000            -
     for sale
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     Extraordinary loss                         -          973             -             -            -
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     Fixed Charges (excluding              23,743       21,005        21,052        16,181        8,474
     interest capitalized)
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     Earnings                            $ 19,908     $ 27,788      $ 39,187      $ 34,876     $ 23,274
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Fixed Charges
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     Interest expense                      15,333       21,005        21,052        16,181       8,474
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     Interest capitalized                   1,031          782          699            174          57
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     Preferred stock dividend               8,410           -              -             -           -
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     Total fixed charges and             $ 24,774     $ 21,787      $ 21,751      $ 16,355      $ 8,531
     preferred stock dividends
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Ratio of earnings to fixed charges
and preferred
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   stock dividends                            0.8          1.3           1.8           2.1         2.7
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   (A) The Company was organized on January 15, 1998 and commenced operations on April 29, 1998.
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   (B) The Company did not have any preferred stock outstanding prior to March
   2002.
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   (C) The Company completed an underwritten public offering of preferred stock on March 6, 2002.
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